THE RIGHTIME FUND, INC.
          STATEMENT OF ADDITIONAL INFORMATION DATED MARCH 1, 1997

                         218 GLENSIDE AVENUE
                       WYNCOTE, PA  19095-1594

            The Fund may be telephoned at (800) 866-9393.

          The Rightime Fund, Inc. is an open-end diversified investment company which offers multiple series of shares (each, a "Fund"). This Statement of Additional Information relates to: The Rightime Fund, The Rightime Blue Chip Fund, The Rightime MidCap Fund, The Rightime Social Awareness Fund, and The Rightime Government Securities Fund. The shares of each Fund may be purchased or redeemed at any time. Purchases will be effected at the public offering price and redemptions will be effected at net asset value next computed after the receipt of the investor's request. A copy of the Fund's Prospectus is available without charge upon request to the Fund.


                            The Rightime Fund
                     The Rightime Blue Chip Fund

                      The Rightime MidCap Fund

          The objective of each of the above Funds is to achieve for its investors a high total return consistent with reasonable risk. Each Fund will use a variety of investment strategies in an effort to balance portfolio risks and to hedge market risks. There is no assurance that the objective of a Fund will be achieved.

                  The Rightime Social Awareness Fund

          The objective of the above Fund is to achieve for its investors growth of capital and its secondary objective is current income, consistent with reasonable risk. The Fund uses a variety of investment strategies in an effort to balance portfolio risks and to hedge market risks. There is no assurance that the objective of the Fund will be achieved.

                 The Rightime Government Securities Fund

          The objective of the above Fund is to achieve for its investors high current income consistent with safety and liquidity of principal. The Fund seeks to achieve this objective by investing in securities that are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities or secured by such securities, and by investing in and by earning premiums from transactions involving related options, futures and options on futures. There is no assurance the objective will be achieved.


THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS AND SHOULD BE READ IN CONNECTION WITH THE FUND'S PROSPECTUS DATED MARCH 1, 1997. RETAIN THIS STATEMENT OF ADDITIONAL INFORMATION FOR FUTURE REFERENCE.




                          TABLE OF CONTENTS

                                                               Page

Investment Objectives and Policies                                1

     The Rightime Fund                                            1
     The Rightime Blue Chip Fund and
          The Rightime MidCap Fund                                4
     The Rightime Social Awareness Fund                           6
          Options and Futures                                     8
          Money Market Securities                                11
     The Rightime Government Securities Fund                     12
     Portfolio Turnover                                          21

Investment Restrictions                                          21

Investment Advisor                                               24

Distributor                                                      25

Distribution Plan                                                26

Allocation of Portfolio Brokerage                                28

Transfer Agent                                                   28

Purchase of Shares                                               29

Dividends, Distribution and Taxes                                32

Officers and Directors of the Fund                               36

General Information                                              38

Performance                                                      38

Financial Statements



                     INVESTMENT OBJECTIVES AND POLICIES


                             THE RIGHTIME FUND

     The investment objective of the Fund is to achieve a high total return consistent with reasonable risk. It seeks to achieve this objective by concentrating in shares of investment companies and by making other investments selected in accordance with the Fund's investment restrictions and policies. The Fund will vary its investment strategy as described in the Fund's Prospectus to seek to achieve its objective. This Statement of Additional Information contains further information concerning the techniques and operations of the Fund, the securities in which it will invest, and the policies it will follow.

High Total Return

     The Fund seeks to achieve a high total return for its shareholders. It seeks to achieve this goal by a combination of capital appreciation on investments (which may be emphasized during periods when a generally rising trend in securities markets is anticipated by the Fund's investment advisor, Rightime Econometrics, Inc. (the "Advisor") and high income (which may be emphasized during periods when the Advisor anticipates that income producing securities will provide performance superior to the appreciation the Fund might otherwise achieve). The Fund also seeks to achieve a high total return by avoiding the full impact of periods of market decline by either shifting its investments or by hedging its investments. The Fund does not seek the "maximum total return" sought by some funds, because the Fund attempts to limit to a reasonable level the risk which it will bear in the selection of its investments.

Aggressive Portfolio Strategy

     During periods when the Advisor anticipates a rising trend in the securities markets, it will seek to achieve the Fund's investment objective by concentrating in a portfolio of shares of investment companies which the Advisor believes will benefit from such a trend.
The Advisor will use a risk adjusted analysis (which considers the relative volatility of its various investments) to evaluate the investment companies' performance under various market conditions and to consider the potential reward and potential risk. The Advisor will not select such investment companies based solely upon their previous performance. It is expected that such investment companies will generally invest more than 50% of their assets in common and/or preferred stocks. In order to make allowance for cash flow needs of the Fund or when the Fund is otherwise pursuing appreciation in its portfolio the Fund may also invest up to 75% of its asset value in other investment vehicles such as common or preferred stocks of companies which are not investment companies, investment companies which are money market funds, cash equivalents, may make use of various hedging techniques, or may hold its assets as cash. Though not required by its policies to do so, the Fund may make such investments, if necessary, to qualify as a "regulated investment company" under the Internal Revenue Code (the "IRC"). (See "Dividends, Distributions and Taxes" in the Prospectus for a discussion of qualification under Subchapter M of the IRC.)



Conservative Portfolio Strategy

     When the Advisor anticipates a generally declining trend in securities markets, it may seek to achieve the Fund's investment objective by investing in the shares of money market funds and other types of investment companies, and investing up to 75% in cash equivalents and by retaining cash. The Fund may also seek to achieve a high total return during such a period without disturbing or restructuring the portfolio established by the Fund during an aggressive period by using cash, cash equivalents, proceeds of maturing securities, new assets, etc. to purchase or sell other investment vehicles such as stocks, stock options, stock index options, stock index futures or options on such futures. (The Fund may also use such techniques to accommodate cash needs or to avoid impairing the Fund's status as a regulated investment company under the IRC.)

     To this end, the Fund may, as to 75% or less of its asset value buy or sell stock, stock options, stock index options, stock index futures and options thereon to seek to counter-balance portfolio volatility and/or market risk consistent with the intention of the investment objective to limit investments to those which involve a reasonable risk. Stock options, stock index futures and options thereon are utilized to "hedge" risks arising from the Fund's investments originally selected under its "Aggressive Portfolio Strategy," including those risks arising while the Fund is selecting suitable investments for its assets, and are not entered into for speculative purposes. Unlike funds which seek "maximum" total return without limitation on the degree of risk the fund will bear, when such option and futures techniques are used to reduce the risk of loss (or secure investment gains) for this Fund, their use will generally reduce or impose a limit on the amount of gains the Fund can achieve from the investments which are so "hedged." (See "Hedging" in the Prospectus and "Options and Futures" below.)


Other Factors

     The Fund seeks to provide its shareholders with a high total return consistent with reasonable risk. This involves two key concepts:

     First, the Advisor will attempt to minimize market risk by monitoring and responding to factors (such as various monetary, or market momentum indicators) which the Advisor expects will assist it in determining an investment posture including whether to restructure the portfolio for the Fund. This involves the use of "market timing" concepts and procedures which have been developed and applied by the Advisor. Market timing involves the use of analytical techniques which seek to anticipate major market trends which in the opinion of the Advisor affect securities markets over periods of time, so an investor (such as the Fund) may restructure its portfolio of investments to increase gains or income, or avoid losses. The Fund's Advisor will apply such analytical techniques to the Fund's investments, including the investment companies in which the Fund invests. It should be noted that some members of the investment community believe that market timing cannot be achieved successfully on a consistent basis and there can be no assurance the Advisor will achieve such a level of consistency. If the Advisor incorrectly judges turns in the market, the Fund may lose opportunities for gains or incur losses.


     Second, when appropriate to achieve the objective and strategies described above, the Fund intends to use investment techniques under which it would buy or sell portfolio securities such as stocks, stock options, stock index options, stock index futures or options on such futures to avoid untimely portfolio transactions, costly restructuring of the portfolio, or adverse market effects while the Fund is investing its assets. These techniques and securities are generally considered to be speculative and to involve higher risks or costs to an investor. The Fund will not, however, use stock index futures and options thereon for speculative purposes. These techniques will be used by the Fund when appropriate to "hedge" the usual investment risks attendant upon its investments, and the Fund believes it will therefore avoid the risks of such speculative use of these techniques.

     The Fund also seeks to protect the value of an investment in the Fund by temporarily foregoing high total return for protection and stability of its assets when volatile or abnormal market conditions are anticipated (as indicated by rapidly accelerating inflation or interest rates, sharply declining stock markets, increasing deterioration in the banking situation and/or increasing threats to national or world security). This will involve the selection of high proportions, up to 100%, of temporary defensive investments such as U.S. Government securities or other money market securities (see "Money Market Securities"), the use of very short portfolio maturities of 60 days or less, other investments which protect the value of the Fund, and similar techniques such as holding cash.

Investment Company Securities

     The other investment companies in which the Fund invests will be diversified investment companies managed by a number of investment advisors and portfolio managers. This will offer the Fund an opportunity to benefit from a variety of diversified portfolios.

     Each such company will be a registered investment company, and will operate subject to a variety of regulatory constraints. While such regulation does not guarantee the investment success of an investment company, or assure that it will not suffer investment losses, the Advisor believes that such investment companies provide a sound foundation upon which to base an investment portfolio. By investing in a broad spectrum of such companies the Fund hopes to benefit from the collective research and analysis of many experienced investment personnel.

     There are many types of investment companies. All maintain portfolios which are generally liquid, but can be composed of different kinds of securities and involve different objectives. Such companies may seek only income, only appreciation, or various combinations of these. They may invest in money market securities, short or long term bonds, dividend producing stocks, tax-exempt municipal securities, or a variety of other instruments. They may seek speculative or conservative investments ranging from securities issued by new companies to securities issued by "blue-chip" companies. An investment company which has a policy of holding 80% of its assets in debt securities maturing in thirteen months or less, or which holds itself out as a "money market fund" will be treated as a money market fund by the Fund.

     The Advisor be responsible for monitoring and evaluating these kinds of factors to select investment company fund securities for the Fund's portfolio in accordance with the policies and techniques described in the Prospectus.



        THE RIGHTIME BLUE CHIP FUND AND THE RIGHTIME MIDCAP FUND

     The investment objective of each Fund is to achieve a high total return consistent with reasonable risk. The Rightime Blue Chip Fund seeks to achieve this objective by investing in shares of blue chip securities ("Blue Chips") and by making other investments selected in accordance with the Fund's investment restrictions and policies. The Rightime MidCap Fund seeks to achieve this objective by investing primarily in securities of companies with medium-size market capitalizations ("MidCaps") and by making other investments selected in accordance with the Fund's investment restrictions and policies. Each Fund will vary its investment strategy as described in the Fund's Prospectus to seek to achieve its objective. This Statement of Additional Information contains further information concerning the techniques and operations of each Fund, the securities in which it will invest, and the policies it will follow.

High Total Return

     Each Fund seeks to achieve a high total return for its shareholders. Each Fund seeks to achieve this goal by a combination of capital appreciation on investments (which may be emphasized during periods when a generally rising trend in securities markets is anticipated by the Advisor Fund's) and high income (which may be emphasized during periods when the Advisor anticipates that income producing securities will provide performance superior to the appreciation the Fund might otherwise achieve). Each Fund also seeks to achieve a high total return by avoiding the full impact of periods of market decline by either shifting its investments or by hedging its investments. The Funds do not seek the "maximum total return" sought by some funds, because each Fund attempts to limit to a reasonable level the risk which it will bear in the selection of its investments.

Aggressive Portfolio Strategy

     During periods when the Advisor anticipates a rising trend in the securities markets, it will seek to achieve the Fund's investment objective by investing in a portfolio of Blue Chips for The Rightime Blue Chip Fund and MidCaps for The Rightime MidCap Fund, which the advisor believes will benefit from such a trend. In order to make allowance for cash flow needs of a Fund or when a Fund is otherwise pursuing appreciation in its portfolio, the respective Fund may also invest up to 35% of its asset value in other investment vehicles which are not classified as such. Though not required by its policies to do so, the Fund may make such investments, if necessary, to qualify as a "regulated investment company" under the Internal Revenue Code (the "IRC"). (See "Dividends, Distributions and Taxes" in the Prospectus for a discussion of qualification under Subchapter M of the IRC.)

Conservative Portfolio Strategy

     When the Advisor anticipates a generally declining trend in securities markets, it may seek to achieve the respective Fund's investment objective by investing up to 35% in securities other than Blue Chips or MidCaps. Each Fund may also seek to achieve a high total return during such a period without disturbing or restructuring the portfolio established by the Fund during an aggressive period by using cash, cash equivalents, proceeds of maturing securities, new assets, etc. to purchase or sell other investment vehicles such as bonds and other debt obligations, stock options, stock index options, stock index futures or options on such futures. (Each Fund may also use such techniques to accommodate cash needs or to avoid impairing the Fund's status as a regulated investment company under the IRC.)

     To this end, each Fund may, as to 35% or less of its asset value buy or sell bonds and other debt obligations, stock options, stock index options, stock index futures and options thereon to seek to counter-balance portfolio volatility and/or market risk consistent with the intention of the investment objective to limit investments to those which involve a reasonable risk. Stock options, stock index futures and options thereon are utilized to "hedge" risks arising from a Fund's investments originally selected under its "Aggressive Portfolio Strategy", including those risks arising while the Fund is selecting suitable investments for its assets, and are not entered into for speculative purposes. Unlike funds which seek "maximum" total return without limitation on the degree of risk the fund will bear, when such option and futures techniques are used to reduce the risk of loss (or secure investment gains) for a Fund, their use will generally reduce or impose a limit on the amount of gains a Fund can achieve from the investments which are so "hedged." (See "Hedging" in the Prospectus and "Options and Futures" below.)


Other Factors

     Each Fund seeks to provide its shareholders with a high total return consistent with reasonable risk. This involves two key concepts:


     First, the Advisor will attempt to minimize market risk by monitoring and responding to factors (such as various monetary, or market momentum indicators) which the Advisor expects will assist it in determining an investment posture including whether to restructure the portfolio for each Fund. This involves the use of "market timing" concepts and procedures which have been developed and applied by the Advisor. Market timing involves the use of analytical techniques which seek to anticipate major market trends which in the opinion of the investment advisor affect securities markets over periods of time, so an investor (such as the Fund) may restructure its portfolio of investments to increase gains or income, or avoid losses. The Advisor will apply such analytical techniques to each Fund's investments, including the Blue Chips in which The Rightime Blue Chip Fund invests and the MidCaps in which The Rightime MidCap Fund invests. It should be noted that some members of the investment community believe that market timing cannot be achieved successfully on a consistent basis and there can be no assurance the Advisor will achieve such a level of consistency. If the Advisor incorrectly judges turns in the market, a Fund may lose opportunities for gains or incur losses.



     Second, when appropriate to achieve the objective and strategies described above, each Fund intends to use investment techniques under which it would buy or sell portfolio securities such as stock options, stock index options, stock index futures or options on such futures to avoid untimely portfolio transactions, costly restructuring of the portfolio, or adverse market effects while the Fund is investing its assets. These techniques and securities are generally considered to be speculative and to involve higher risks or costs to an investor. The Funds will not, however, use stock index futures and options thereon for speculative purposes. These techniques will be used by each Fund when appropriate to "hedge" the usual investment risks attendant upon its investments, and the Fund believes it will therefore avoid the risks of such speculative use of these techniques.

     Each Fund also seeks to protect the value of an investment in the Fund by temporarily foregoing high total return for protection and stability of its assets when volatile or abnormal market conditions are anticipated (as indicated by rapidly accelerating inflation or interest rates, sharply declining stock markets, increasing deterioration in the banking situation and/or increasing threats to national or world security). This will involve the selection of high proportions, up to 100%, of temporary defensive investments such as U.S. Government securities or other money market securities (see "Money Market Securities"), the use of very short portfolio maturities of 60 days or less, other investments which protect the value of the Fund, and similar techniques such as holding cash.

                    THE RIGHTIME SOCIAL AWARENESS FUND

     The investment objective of the Fund is to achieve for its investors growth of capital and its secondary objective is current income, consistent with reasonable risk. The Fund seeks to achieve this objective by investing in securities of well known and established companies, as well as smaller, less well known companies, with prospects for above average capital growth and by making other investments selected in accordance with the Fund's investment restrictions and policies. As described in the Prospectus, the Fund also imposes certain social criteria prior to selecting investments for the Fund. The Fund will vary its investment strategy as described in the Fund's Prospectus to seek to achieve its objective. This Statement of Additional Information contains further information concerning the techniques and operations of the Fund, the securities in which it will invest, and the policies it will follow.

Growth of Capital and Income



     The Fund seeks to achieve primarily growth of capital and secondarily current income for its shareholders. The Fund seeks to achieve this goal by a combination of capital appreciation on investments (which may be emphasized during periods when a generally rising trend in securities markets is anticipated by the Advisor) and high income (which may be emphasized during periods when the investment advisor anticipates that income producing securities will provide performance superior to the appreciation the Fund might otherwise achieve, consistent with maintaining the Fund's objective). The Fund also seeks to achieve a return on its investments by avoiding the full impact of periods of market decline by either shifting its investments or by hedging its investments. The Fund attempts to limit to a reasonable level the risk which it will bear in the selection of its investments.

Aggressive Portfolio Strategy

     During periods when the Advisor anticipates a rising trend in the securities markets, it will seek to achieve the Fund's investment objective by investing in a portfolio of securities, primarily common stocks, which the advisor believes will benefit from such a trend. In order to make allowance for cash flow needs of the Fund or when the Fund is otherwise pursuing appreciation in its portfolio, the Fund may also invest its assets in other investment vehicles. Though not required by its policies to do so, the Fund may make such investments, if necessary, to qualify as a "regulated investment company" under the Internal Revenue Code (the "IRC"). (See "Dividends, Distributions and Taxes" in the Prospectus for a discussion of qualification under Subchapter M of the IRC.)

Conservative Portfolio Strategy

     When the Advisor anticipates a generally declining trend in securities markets, it may seek to achieve the Fund's investment objective by investing in securities other than common stocks, consistent with maintaining the Fund's objective. The Fund may also seek to achieve its objective during such a period without disturbing or restructuring the portfolio established by the Fund during an aggressive period by using cash, cash equivalents, proceeds of maturing securities, new assets, etc. to purchase or sell other investment vehicles such as bonds and other debt obligations, stock options, stock index options, stock index futures or options on such futures. (The Fund may also use such techniques to accommodate cash needs or to avoid impairing the Fund's status as a regulated investment company under the IRC.)

     To this end, the Fund may buy or sell bonds and other debt obligations, stock options, stock index options, stock index futures and options thereon to seek to counter-balance portfolio volatility and/or market risk consistent with the intention of the investment objective to limit investments to those which involve a reasonable risk. Stock options, stock index futures and options thereon are utilized to "hedge" risks arising from the Fund's investments originally selected under its "Aggressive Portfolio Strategy," including those risks arising while the Fund is selecting suitable investments for its assets, and are not entered into for speculative purposes. When such option and futures techniques are used to reduce the risk of loss (or secure investment gains) for the Fund, their use will generally reduce or impose a limit on the amount of gains the Fund can achieve from the investments which are so "hedged." (See "Hedging" in the Prospectus and "Options and Futures" below.)



Other Factors

     The Fund seeks to provide its shareholders with growth of capital and with current income as a secondary objective, consistent with reasonable risk. This involves two key concepts:



     First, the Advisor will attempt to minimize market risk by monitoring and responding to factors (such as various monetary, or market momentum indicators) which the Advisor expects will assist it in determining an investment posture including whether to restructure the portfolio for a Fund. This involves the use of "market timing" concepts and procedures which have been developed and applied by the Fund's Advisor. Market timing involves the use of analytical techniques which seek to anticipate major market trends which in the opinion of the Advisor affect securities markets over periods of time, so an investor (such as the Fund) may restructure its portfolio of investments to increase gains or income, or avoid losses. The Advisor will apply such analytical techniques to the Fund's investments. It should be noted that some members of the investment community believe that market timing cannot be achieved successfully on a consistent basis and there can be no assurance the Advisor will achieve such a level of consistency. If the Advisor incorrectly judges turns in the market, the Fund may lose opportunities for gains or incur losses.



     Second, when appropriate to achieve the objective and strategies described above, the Fund intends to use investment techniques under which it would buy or sell portfolio securities such as stock options, stock index options, stock index futures or options on such futures to avoid untimely portfolio transactions, costly restructuring of the portfolio, or adverse market effects while the Fund is investing its assets. These techniques and securities are generally considered to be speculative and to involve higher risks or costs to an investor. The Fund will not, however, use stock index futures and options thereon for speculative purposes. These techniques will be used by the Fund when appropriate to "hedge" the usual investment risks attendant upon its investments, and the Fund believes it will therefore avoid the risks of such speculative use of these techniques.

     The Fund also seeks to protect the value of an investment in the Fund by temporarily foregoing growth of capital for protection and stability of its assets when volatile or abnormal market conditions are anticipated (as indicated by rapidly accelerating inflation or interest rates, sharply declining stock markets, increasing deterioration in the banking situation and/or increasing threats to national or world security). This will involve the selection of high proportions, up to 100%, of temporary defensive investments such as U.S. Government securities or other money market securities (see "Money Market Securities"), the use of very short portfolio maturities of 60 days or less, other investments which protect the value of the Fund, and similar techniques such as holding cash.



                          OPTIONS AND FUTURES

     The following descriptions of stock options, stock index options, stock index futures and options on such futures are summaries of the vehicles The Rightime Fund, The Rightime Blue Chip Fund, The Rightime MidCap Fund and The Rightime Social Awareness Fund may use to "hedge" their respective investments, and illustrate techniques each Fund can select to achieve such hedging.



     Option Characteristics and Transactions: The Fund intends to purchase and/or write put and call options that are traded on United States securities exchanges and over-the-counter. A call option is a short-term contract (having a duration of nine months or less) pursuant to which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation, upon exercise of the option, to deliver the underlying security against payment of the exercise price during the option period. A put option is a similar contract which gives the purchaser of the put option, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy the underlying security, upon exercise, at the exercise price during the option period.

     A call option is "covered" if the Fund owns the underlying security (or equivalent in the case of stock index options) covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds on share-for-share basis a call on the same security as the call written where the exercise price of the call held is equal to or less than the exercise price of the call written or greater than the exercise price of the call written if the difference is maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its custodian. A put option is "covered" if the Fund maintains cash, Treasury bills or other high grade short-term obligations with a value equal to the exercise price in a segregated account with its custodian, or else holds on a share-for-share basis a put on the same security as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

     If the Fund as the writer of an option wishes to terminate its obligation, the Fund may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor (such as the Fund) who is the holder of an option may liquidate his position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

     Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date, or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments.

     The Fund will realize a profit from a closing purchase transaction if the price of the transaction is less than the premium received from writing the option or in the case of a closing sale transaction, the price received on the transaction is more than the premium paid to purchase the option; the Fund will realize a loss from a closing purchase transaction if the price of the transaction is more than the premium received from writing the option or in the case of a closing sale transaction, the price received on the transaction is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the closing purchase transaction of a call option is likely to be offset in whole or in part by appreciation of the underlying security if it is owned by the Fund.



     Stock Index Futures Characteristics: The Fund intends to purchase and sell stock index futures contracts as a hedge against changes in market conditions in accordance with the portfolio strategies described in the Prospectus. A stock index assigns relative values to the common stocks included in the index, and the index fluctuates with the changes in the market values of the common stocks so included. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take, or make delivery of, an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made.



     Characteristics of Options on Stock Index Futures: The Fund intends to purchase and/or write put and call options on stock index futures which are traded on a U.S. exchange or Board of Trade. Options on stock index futures are similar to options on stocks except that an option on a stock index future gives the purchaser the right, in return for the premiums paid, to assume a position in a stock index futures contract (a purchase if the option is a call and a sale if the option is a put), rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the stock index futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the stock index future. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date.

     Risks of Transactions in Stock Options:   An option position may be
closed out only on an exchange which provides a secondary market for an option of the same series. Although the Fund will generally purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and for some options no secondary market on an exchange may exist. In such event it might not be possible to effect closing transactions in particular options, with the result that the Fund would have to exercise its options in order to realize any profit and would incur brokerage commissions upon the exercise of call options and upon the subsequent disposition of underlying securities acquired through the exercise of call options or upon the purchase of underlying securities for the exercise of put options. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise.

     Reasons for the absence of a liquid secondary market on an exchange could include the following: l) there may be insufficient trading interest in certain options; 2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; 3) trading-halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; 4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; 5) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or 6) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in the class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of any of the clearing corporations inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. However, the Options Clearing Corporation, based on forecasts provided by the U.S. exchanges, believes that its facilities are adequate to handle the volume of reasonably anticipated options transactions, and such exchanges have advised such clearing corporation that they believe their facilities will also be adequate to handle reasonably anticipated volume.

          When the Fund enters into a futures transaction, it must deliver to the Futures Commission Merchant (the "FCM") selected by the Fund an amount referred to as "initial margin." This amount is maintained by the FCM in an account at the Fund's Custodian Bank. Thereafter "variation margin" may be paid by the Fund to, or drawn by the Fund from, such account in accordance with the controls set for such account. These controls, including the requirement that the Fund draw out amounts in excess of $50,000 in any one such account, are intended to protect the Fund from misappropriation of such "margin." The Fund will carefully monitor such accounts to seek to minimize the risk attendant upon such accounts.

          The Fund will also request that the Custodian Bank segregate other securities of the Fund equal in value to the Fund's potential liability under such transactions in excess of any amount held by the FCM, so that the Fund will always have the necessary assets to fulfill its obligation. The segregated account procedures will comply with Investment Company Act Release Number 10666 so the Fund will not be deemed to be engaged in the issuance of senior securities.




                         MONEY MARKET SECURITIES

     Although The Rightime Fund intends to concentrate its investments in investment company securities and The Rightime Blue Chip Fund, The Rightime MidCap Fund, and The Rightime Social Awareness Fund intend to invest their assets primarily in common stocks, each Fund may invest its assets directly in money market securities whenever deemed appropriate by the Advisor to achieve the Fund's investment objective. It may invest without limitation in such securities on a temporary basis for defensive purposes.



     Securities issued or guaranteed as to principal and interest by the United States government ("Government Securities") include a variety of Treasury securities, which differ in their interest rates, maturities and date of issue. Treasury bills have a maturity of one year or less; Treasury notes have maturities of one to ten years; Treasury bonds generally have a maturity of greater than five years. Each Fund will only acquire Government Securities which are supported by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds, and obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. The Fund's direct investments in money market securities will generally favor securities with shorter maturities (maturities of less than 60 days) which are less affected by price fluctuations than those with longer maturities.

     Certificates of deposit are certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Investments in bank certificates of deposit and bankers' acceptances are limited to domestic banks and savings and loan associations that are members of the Federal Deposit Insurance Corporation having total assets in excess of five hundred million dollars ("Domestic Banks").

     Investments in prime commercial paper may be made in notes, drafts, or similar instruments payable on demand or having a maturity at the time of issuance not exceeding nine months, exclusive of days of grace, or any renewal thereof payable on demand or having a maturity likewise limited.

     Under a repurchase agreement the Fund acquires a debt instrument for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such debt instrument at a fixed price. The Fund will enter into repurchase agreements only with banks which are members of the Federal Reserve System, or securities dealers who are members of a national securities exchange or are market makers in government securities and in either case, only where the debt instrument collateralizing the repurchase agreement is a U.S. Treasury or agency obligation supported by the full faith and credit of the U.S. A repurchase agreement may also be viewed as the loan of money by the Fund to the seller. The resale price specified is normally in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time the Fund is invested in the agreement and may not be related to the coupon rate on the underlying security. The term of these repurchase agreements will usually be short (from overnight to one week) and at no time will the Fund invest in repurchase agreements of more than sixty days. The securities which are collateral for the repurchase agreements, however, may have maturity dates in excess of sixty days from the effective date of the repurchase agreement. The Fund will always receive, as collateral, securities whose market value, including accrued interest, will be at least equal to 100% of the dollar amount to be paid to the Fund under each agreement at its maturity, and the Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the Custodian. If the seller defaults, the Fund might incur a loss if the value of the collateral securing the repurchase agreement declines, and might incur disposition costs in connection with liquidation of the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, collection of the collateral by the Fund may be delayed or limited. The Fund may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the market value of the Fund's net assets would be invested in such repurchase agreements together with any other illiquid assets.


                 THE RIGHTIME GOVERNMENT SECURITIES FUND

     The objective of the Fund is to achieve for its investors a high current income, consistent with safety and liquidity of principal.

     The Fund seeks to achieve its investment objective by investing in securities that are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities ("Government Securities") or securities secured by such securities, and by engaging in transactions involving related options, futures and options on futures.

     This Statement of Additional Information contains further information concerning the techniques and operations of the Fund, the securities in which it will invest, and the policies it will follow.



     Government Securities include: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance:
U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturities of one to 10 years), and U.S. Treasury bonds (generally maturities of greater than 10 years) all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association, some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks, and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association.



     The Fund may also purchase separated or divided U.S. Treasury securities. Separated or Divided U.S. Treasury securities is the term used by the Fund to describe U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons. These securities are often referred to as zero coupon Treasury Securities or Treasury Receipts. The term also describes the stripped coupons themselves and receipts or certificates representing interest in the stripped obligations and coupons. Like a Treasury bill, a zero-coupon security pays no interest to its holder during its life. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount substantially less than its face value (sometimes referred to as a "deep discount" price).

     Currently the only U.S. Treasury security issued without coupons is the Treasury bill. However, in the last few years a number of banks and brokerage firms have separated ("stripped") the principal portions ("corpus") from the coupon portions of the U.S. Treasury bonds and notes and sold them separately in the form of receipts or certificates representing undivided interests in these instruments (which instruments are generally held by a bank in a custodial or trust account). The timely payment of interest and principal on the stripped securities remains guaranteed by the "full, faith and credit" of the U.S. Government. The receipts and certificates are sold at a discount from face value. Their prices may exhibit greater volatility than ordinary debt securities because of the manner in which their principal and interest is returned to the investor. The investor's yield is computed by amortizing the difference between the discounted purchase price and the face value at the purchase price and the face value at the maturity date over the life of the security, rather than interim interest payments. More recently, the U.S. Treasury Department has facilitated the stripping of Treasury notes and bonds by permitting the separated corpus and coupons to be transferred directly through the Federal Reserve Banks' book-entry system. This program, which eliminates the need for custodial or trust accounts to hold the Treasury securities, is called "Separate Trading of Registered Interest and Principal of Securities". Each such stripped instrument (or receipt) entitles the holder to a fixed amount of money from the Treasury at a single, specified future date. The U.S. Treasury redeems zero coupon securities consisting of the corpus for the face value thereof at maturity and those consisting of stripped coupons for the amount of interest, and at the date, stated thereon.

     Separated or divided U.S. Treasury Securities represent a single interest, or principal, payment on a U.S. Treasury bond which has been separated from all the other interest coupons as well as the bond itself. When the Fund purchases such an instrument, it purchases the right to receive a single payment of a set sum at a known date in the future. The interest rate on such an instrument is determined by the difference between the price the Fund pays for the instrument when it purchases the instrument at a discount and what the instrument entitles the Fund to receive when the instrument matures. That difference is amortized and accrued each day during the time the security is held.
The amount of the discount the Fund will receive will depend upon the length of time to maturity of the separated U.S. Treasury security and prevailing market interest rates when the separated U.S. Treasury security is purchased. Separated U.S. Treasury securities can be considered a zero coupon investment because no payment is made to the Fund until maturity. These investments' market values are much more susceptible to changes in market interest rates than income-producing securities. These securities are purchased with original issue discount and such discount is includable as gross income to a Fund shareholder over the life of the security. The Fund does not intend to hold such securities to maturity for the purpose of achieving potential capital gains, unless current yields on these securities remain attractive.

     The Fund may temporarily take a defensive position by investing a greater portion of its assets in cash, short term Government Securities and related repurchase agreements or by reducing the average weighted maturity of its portfolio. The Fund may enter into repurchase agreements (a purchase of and simultaneous commitment to resell a security at an agreed upon price on an agreed upon date) from a seller, usually a bank or brokerage firm, and only for Government Securities. The value of the securities held by the custodian pursuant to the repurchase agreement will at all times be greater than or equal to the resale price. The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market rise. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the United States Government. If the vendor fails to pay the sum agreed to on the agreed upon delivery date, the Fund would have the right to sell the Government Securities, but might incur a loss in so doing and in certain cases may not be permitted to sell the Government Securities. For additional information concerning repurchase agreements, see "Investment Restrictions" in this Statement of Additional Information.

     Government Securities do not generally involve the credit risks associated with other types of interest bearing securities, although, as a result, the yields available from Government Securities are generally lower than the yields available from corporate interest bearing securities. To the extent the Fund purchases U.S. Obligations of medium term or longer, the Fund's net asset value will vary inversely with changes in market interest rates. Consequently, investors in the Fund may be subject to more risk than other funds which do not purchase investments of medium term or longer. However, on an historical basis, securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities have involved minimal risk of loss of principal or interest.

     Changes in the value of the Fund's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Fund. Such changes do not affect the income received by the Fund from such securities. However since available yields vary over time, no specific level of income can ever be assured. The dividends paid by the Fund will increase or decrease in relation to the income received by the Fund from its investments, which will in any case be reduced by the Fund's expenses before being distributed to the Fund's shareholders.

     When Issued and Delayed Delivery Transactions: The Fund may purchase and sell securities on a "when issued" and "delayed delivery" basis, that is, obligate itself to purchase or sell securities with delivery and payment to occur at a later date in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the obligation. When the Fund engages in "when issued" and "delayed delivery" transactions, the Fund relies on the buyer or seller, as the case may be, to consummate the sale. Failure to do so may result in the Fund missing the opportunity of obtaining a price or yield considered to be advantageous. No interest accrues to the Fund with respect to securities purchased on a "when issued" or "delayed delivery" basis until delivery and payment take place. Such securities are subject to market fluctuation; the value at delivery may be less than the purchase price. "When issued" and "delayed delivery" transactions may be expected to occur a month or more before delivery is due. No payment or delivery, however, is made by the Fund until it receives delivery or payment from the other party to the transaction. The Fund will maintain in a segregated account with its custodian, cash, Treasury bills, or other U.S. Government securities having an aggregate value equal to the amount of such purchase commitments until payment is made. To the extent the Fund engages in "when issued" and "delayed delivery" transactions, it will do so for the purpose of acquiring securities for the Fund's portfolio consistent with the Fund's investment objective and policies and not for the purpose of investment leverage.

     Futures Contracts and Options on Futures Contracts: The Fund may enter into contracts for the purchase or sale for future delivery of fixed income securities ("Futures Contracts"). This investment technique is designed to hedge (i.e., protect) against anticipated changes in interest rates which otherwise might either adversely affect the value of the Fund's portfolio securities or adversely affect the prices of Government Securities which the Fund intends to purchase at a later date.

     When a Futures Contract is sold, the Fund incurs a contractual obligation to deliver the securities underlying the contract at a specified price on a specified date during a specified future month. A "purchase" of a Futures Contract means the acquisition of a contractual right to obtain delivery to the Fund of the securities called for by the contract at a specified price during a specific future month.

     Futures Contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures Contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts between the clearing members of the exchange will be performed. The Fund will only enter into Futures contracts which are based on Government Securities, including any index of government securities.

     While Futures Contracts based on debt securities provide for the delivery of securities, deliveries usually do not occur. Contracts are generally terminated by entering into an off-setting transaction. The Fund will incur brokerage fees when it purchases or sells Futures Contracts. At the same time such a purchase or sale is made, the Fund must provide cash or securities as a deposit ("initial deposit") known as "margin." It is expected that the initial deposit would be approximately 4% of the contract's face value. Daily thereafter, the Futures Contract is valued and the payment of "variation margin" may be required since each day the Fund may provide or receive cash that reflects the decline or increase in the value of the contract. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

     The purpose of the purchase or sale of a Futures Contract, in the case of a portfolio such as the Fund's portfolio, which holds or intends to acquire Government Securities, is to protect the Fund against the adverse effects of fluctuations in interest rates without actually buying or selling such securities. For example, if the Fund owns Government Securities, and if interest rates were expected to increase, the Fund might enter into Futures Contracts for the sale of such securities. Such a sale would have much the same economic effect as selling an equivalent value of the Government Securities the Fund owns. If interest rates did increase, the value of the securities in the portfolio would decline, but the value of the Fund Futures Contracts would increase at approximately the same rate thereby keeping the net asset value of the Fund from declining, or declining as much as it otherwise would have.

     Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to hedge in anticipation of subsequent purchases of Government Securities at higher prices. The Fund could take advantage of the anticipated rise in the value of such securities without actually buying them until the necessary cash became available or the market had stabilized. At that time, the Futures Contracts could be liquidated and the Fund could buy the Government Securities on the cash market. Due to changing market conditions, however, and interest rate forecasts, a futures position may be terminated without a corresponding purchase of securities. The Fund could accomplish similar results by selling Government Securities with long maturities and investing in Government Securities with short maturities when interest rates are expected to increase. However, when the futures market is more liquid than the cash market, the use of Futures Contracts as a hedging technique allows the Fund to maintain a defensive position without having to sell its portfolio securities. To the extent the Fund enters into Futures Contracts for these purposes, it will maintain a segregated asset account consisting of cash or high grade Government Securities in an amount equal to the difference between the fluctuating market value of such Futures Contracts and the aggregate value of the initial deposit and variation margin payments made by the Fund with respect to such Futures Contracts.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of such distortion, a correct forecast of general interest rate trends by the Advisor may still not result in a successful transaction.

     The liquidity of a market in a futures contract may also be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. On any day or days when the price fluctuation limits have been reached, the Fund may be unable to liquidate existing futures positions or to implement a hedging strategy through the purchase or sale of particular futures.

     The Fund will not maintain open short positions in futures contracts if, in the aggregate, the value of its open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on such open positions, adjusted for historical volatility relationship between the portfolio and futures contracts.

     Investments in Futures Contracts entail the risk that if the Advisor's investment judgment about the general direction of interest rates is incorrect the Fund's overall performance may be poorer than if it had not entered into any such contract. For example, if the Fund has hedged against the possibility of an increase in interest rates which would adversely affect the price of Government Securities held in its portfolio and interest rates decrease instead, the Fund will lose part or all of the benefit of the increased value of its Government Securities which it has because it will have offsetting losses in its futures position. In addition, in such situations, if the Fund had insufficient cash, it may have to sell Government Securities from its portfolio to meet daily variation margin requirements. Such sale of Government Securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

     The Fund intends to purchase and sell options on Futures Contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying security, it may or may not be less risky than ownership of the futures contract or underlying security. As with the purchase of futures contracts, when the Fund is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of Government Securities which the Fund intends to purchase. If a put or call option the Fund has written is exercised, the Fund will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Fund's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

     The purchase of put options on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. The Fund will purchase a put option on a futures contract to hedge the Fund's portfolio against the risk of rising interest rates.

     The amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

     The Fund's ability to engage in the options and futures strategies described above will depend on the availability of a liquid market in such instruments. Markets in options and futures with respect to Government Securities are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore no assurance can be given that the Fund will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Fund's ability to engage in options and futures transactions may be limited by tax considerations.

     Options: The Fund intends to write covered put and call options and purchase put and call options on Government Securities and options on other optionable Government Securities.



     Call options written by the Fund give the holder the right to buy the underlying securities from the Fund at a stated exercise price; put options written by the Fund give the holder the right to sell the underlying security to the Fund at a stated exercise price. A call option written by the Fund is "covered" if the Fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held: (a) is equal to or less than the exercise price of the call written; or (b) is greater than the exercise price of the call written if the difference is maintained by the Fund in cash and Government Securities in a segregated account with its custodian. A put option written by the Fund is "covered" if the Fund maintains cash and Government Securities with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.



     The writer of an option has no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since the writer may be assigned an exercise notice at any time prior to the termination of the obligation. If an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

     The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

     Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or Government Securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

     The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

     An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Fund would have to exercise the options in order to realize any profit. If the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume, or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event that secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

     The Fund may write options in connection with buy-and-write transactions; that is the Fund may purchase a security and then, either simultaneously or in a separate transaction, write a call option against the security. The exercise price of the call the Fund determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

     The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Fund may elect to close the position or take delivery of the security at the exercise price and the Fund's return will be the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Fund in the same market environments that call options are used in equivalent buy-and-write transactions.

     The Fund may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

     The Fund may purchase call options to hedge against an increase in the price of Government Securities that the Fund anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Fund upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund.

     The Fund will not purchase put and call options if as a result more than 5% of its total assets would be invested in such options.

     Lending of Portfolio Securities: The Fund may seek to increase its income by lending portfolio securities. Under present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, such loans may be made only to member firms of the New York Stock Exchange, and would be required to be secured continuously by collateral in cash, cash equivalents or high quality Government Securities maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Fund would have the right to call a loan and obtain the securities loaned at any time on twenty-four hours' notice. During the existence of a loan, the Fund would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive compensation based on investment of the collateral. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Advisor to be of good standing, and when, in the judgment of the Advisor the consideration which could be earned currently from securities loans of this type justifies the attendant risk. The Fund pays various fees in connection with such loans including shipping fees and reasonable custodian and placement fees approved by the Advisor in accordance with instructions of the Board of Directors of the Fund or designated officers of the Fund. If the Advisor determines to make securities loans, it is not intended that the value of the securities loaned would exceed 30% of the value of the Fund's total assets.

     Portfolio Management: The Fund intends to fully manage its portfolio by buying and selling Government Securities or holding selected Government Securities to maturity, by purchasing securities secured by such securities, and by engaging in transactions involving related Options, Futures and Options on Futures. In managing its portfolio the Fund seeks a high current income consistent with liquidity and safety of principal by taking advantage of market developments and yield disparities, which may include use of the following strategies:

     (1) shortening the average maturity of its portfolio in anticipation of a rise in interest rates so as to reduce the potential for depreciation of principal;

     (2) lengthening the average maturity of its portfolio in anticipation of a decline in interest rates so as to increase the potential for appreciation of principal;

     (3) selling one type of Government Security (e.g., Treasury bonds) and buying another (e.g., GNMA direct pass-through certificates) when disparities arise in the relative values of each; and

     (4) changing from one U.S. Government obligation to an essentially similar U.S. Government obligation when their respective yields are distorted due to market factors.



     The Fund will also use the techniques described above under "When-Issued Securities," "Futures Contracts and Options on Futures Contracts" and "Options" to manage its portfolio.



     These strategies may result in increases or decreases in the Fund's current income available for distribution to the Fund's shareholders and in the holding by the Fund of obligations which sell at moderate to substantial premiums or discounts from face value. Moreover, if the Fund's expectations of changes in interest rates or its evaluation of the normal yield relationship between two obligations proves to be incorrect, the Fund's income, net asset value per share and potential capital gain may be decreased or its potential capital loss may be increased.



                            PORTFOLIO TURNOVER

     It is not the policy of any of the Funds to purchase or sell securities for short-term trading purposes, but each Fund may sell securities to recognize gains or avoid potential for loss. Each Fund will, however, sell any portfolio security (without regard to the time it has been held) when the Advisor believes that market conditions, credit-worthiness factors or general economic conditions warrant such a step. Each Fund may seek to avoid untimely portfolio transactions by utilizing hedging techniques which reduce the necessity to restructure portions of each Fund's portfolio. Each Fund presently estimates that its annualized portfolio turnover rate will generally not exceed 300%. High portfolio turnover might involve additional transaction costs (such as brokerage commissions or sales charges) which are borne by the Fund,or adverse tax effects. (See "Dividends, Distributions and Taxes" in the Prospectus.)


                         INVESTMENT RESTRICTIONS

     In addition to those set forth in The Rightime Fund, Inc.'s current Prospectus, each Fund has adopted the Investment Restrictions set forth below, which cannot be changed without the approval of a majority of the outstanding voting securities of the Fund. As provided in the Investment Company Act of 1940 a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of: (i) more than 50% of the outstanding shares of the Fund; or (ii) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. So long as percentage restrictions are observed by a Fund at the time it purchases any security, changes in values of particular Fund assets or the assets of the Fund as a whole will not cause a violation of any of the following restrictions. These investment restrictions provide that the Funds will not:

             The Rightime Fund, The Rightime Blue Chip Fund,
     The Rightime MidCap Fund, and The Rightime Social Awareness Fund


     (1) issue senior securities, except to the extent that an investment technique described in the Fund's prospectus (such as the use of stock index futures) may be deemed to involve a "senior security;"

     (2) engage in the underwriting of securities except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in disposing of a portfolio security;

     (3) purchase or sell real estate or interests therein, although it may purchase securities of issuers which engage in real estate operations and securities which are secured by real estate or interests therein;

     (4) invest for the purpose of exercising control or management of another company;

     (5) purchase oil, gas or other mineral leases, rights or royalty contracts or exploration or development programs, except that the Fund may invest in the securities of companies which invest in or sponsor such programs;

     (6) make purchases of securities on "margin" (though the Fund will comply with applicable requirements of the Commodities Futures Trading Commission with respect to futures); or

     (7)     sell securities short;

                            The Rightime Fund

     (8) concentrate its investments in any industry other than registered investment companies;

           The Rightime Blue Chip Fund, The Rightime MidCap Fund, and The Rightime Social Awareness Fund


     (9)     concentrate its investments in any industry;

                 The Rightime Government Securities Fund

     (10) borrow money or pledge its assets except as a temporary measure for extraordinary or emergency purposes and not in excess of 33 1/3% of the value of the total assets of the Fund taken at the lower of their market value or cost (the Fund intends to borrow money only from banks and only to accommodate requests for the redemption of shares of the Fund while effecting an orderly liquidation of portfolio securities) (for the purpose of this restriction, collateral arrangements with respect to options, futures contracts, options on futures contracts and collateral arrangements with respect to initial and variation margins are not considered a pledge of assets);

     (11) purchase any security or evidence of interest therein on margin, except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Fund may make deposits on margin in connection with futures contracts and related options;

     (12) write, purchase or sell any put or call option or any combination, provided that this shall not prevent the writing, purchasing and selling of puts, calls or combinations thereof with respect to Government Securities and with respect to futures contracts or the purchase, ownership, holding or sale of contracts for the future delivery of fixed income securities; etc. as described in "Investment Objective and Policies";

     (13) underwrite securities issued by other persons except insofar as the Fund may technically be deemed an underwriter under the Securities Act of 1933 in selling a portfolio security;

     (14) purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and related options as described in "Investment Objective and Policies";

     (15) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of the Fund's net assets (taken at market value) is held as collateral for such sales at any one time (It is the present intention of management to make such sales only for the purpose of deferring realization of gain or loss for Federal income tax purposes; such sales would not be made of securities subject to outstanding options);

     (16) make loans to other persons except through the lending of its portfolio securities not in excess of 30% of its total assets (taken at market value) and except through the use of repurchase agreements maturing in less than seven days (for these purposes the purchase of all or a portion of an issue of debt securities in accordance with the Fund's investment objective and policies shall not be considered the making of a loan);

     (17) knowingly invest in securities which are restricted securities (including repurchase agreements maturing in more than seven days) under the Securities Act of 1933 if, as a result thereof, more than 10% of the Fund's net assets (taken at market value) would be so invested (the Fund currently does not intend to invest in restricted securities if such investments would equal 5% of the Fund's net assets);

     (18) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Fund;

     (19) purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Fund's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state or the United States); or

     (20) issue any senior security (as that term is defined in the Investment Company Act of 1940 (the "1940 Act")), if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder (for the purpose of this restriction, collateral arrangements with respect to options, futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security).

     Other Restrictions: (The Rightime Government Securities Fund) In addition to the restrictions noted above, the Fund will not, as a matter of operating policy: (i) invest more than 5% of its total assets at the time of investment in companies which, including predecessors, have a record of less than three years' continuous operation; or (ii) invest for the purpose of exercising control or management.

     Non-Fundamental Restrictions

          In addition to the restrictions outlined above, the Funds (as indicated below) will also be subject, as a matter of operating policy, to the restrictions noted below: (i) (All Funds) the Funds may only invest in other investment companies within limits set by the Investment Company Act of 1940. With respect to all Funds other than The Rightime Fund, this would allow a Fund to invest up to 10% of its total assets in other investment companies, although not more than 5% of the Fund's total assets may be invested in any one investment company and the Fund's investment in another investment company may not represent more than 3% of the securities of any one investment company. All Funds may also acquire securities of other investment companies beyond such limits pursuant to a merger, consolidation or reorganization; (ii) (Government Securities Fund only) the Fund may not invest more than 5% of its total assets at the time of investment in companies which, including predecessors, have a record of less than three years' continuous operation; and (iii) (Government Securities Fund only) the Fund may not invest for the purpose of exercising control or management.


                          INVESTMENT ADVISOR

     The Rightime Fund, Inc. has entered into investment advisory agreements with the Advisor on behalf of each series of the Fund, as of the following dates: The Rightime Fund, March 26, 1985; The Rightime Government Securities Fund, December 24, 1986; The Rightime Blue Chip Fund, July 1, 1987; The Rightime Social Awareness Fund, March 1, 1990; The Rightime MidCap Fund, November 10, 1991. Each Agreement was initially approved by the Board of Directors for a term of two years from its effective date, subject to shareholder ratification. Each Agreement will continue in effect from year to year thereafter only if such continuance is approved annually by either the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund and in either case by the vote of a majority of the directors who are not parties to the Agreement or interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of any party to the Agreement, voting in person at a meeting called for the purpose of voting on such approval. Each Agreement may be terminated at any time without penalty by the Fund's Board of Directors or by a majority vote of the outstanding shares of the Fund, or by the Investment Advisor, in each instance on not less than 60 days' written notice and shall automatically terminate in the event of its assignment. Each Agreement also identifies the right of the Advisor to control the use of the name "Rightime", and each Fund may be required to change its name if the Advisor ceases to act as advisor to the Fund.
The following table shows the fees paid by each series pursuant to its Advisory Agreement, during the three most recent fiscal years:

                                         1996         1995         1994

The Rightime Fund                    $  830,865  $  747,548    $  792,006
The Rightime Government Securities
  Fund                                   57,725      91,578       117,018
The Rightime Blue Chip Fund           1,360,520   1,163,294     1,099,297
The Rightime Social Awareness Fund       40,814      35,179        42,361
The Rightime MidCap Fund                396,405     354,183       321,829

     The sole officer, director and shareholder of the Advisor is David
J. Rights. Mr. Rights is also the Chairman of the Board, President and Treasurer of the Fund and the President and Treasurer of Rightime Administrators, Inc., the Fund's administrator. Mr. Rights is the owner of RTE Securities, Inc., a broker-dealer firm which has been retained by Lincoln Investment Planning, Inc. the Fund's distributor and transfer agent, to provide consulting and wholesaling services with respect to the distribution of the Fund's shares. The Advisor presently serves as advisor to other clients and may do so in the future.


                               DISTRIBUTOR

     Pursuant to the Distribution Agreement for each Fund, the expenses of printing all sales literature, including prospectuses, are to be borne by Lincoln Investment Planning, Inc. (the "Distributor"). Each Distribution Agreement provides that it will continue in effect from year to year only so long as such continuance is specifically approved at least annually by either the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund and in either case by the vote of a majority of the directors who are 12b-1 Directors as that term is defined in the prospectus, voting in person at a meeting called for the purpose of voting on such approval. Each agreement will terminate automatically in the event of its assignment. Under each Distribution Agreement, the Distributor is the exclusive agent for the Fund's shares, and has the right to select selling dealers to offer the shares to investors.

     Edward S. Forst, Sr., the Vice-President and Secretary of The Rightime Fund, Inc., is the Chairman of the Distributor; he is also Vice President and Secretary of Rightime Administrators, Inc., each Fund's Administrator. David J. Rights, through RTE Securities, Inc., acts as a consultant to the Distributor, and holds other positions with Fund affiliates as described above under "Investment Advisor."



     The services provided by the Distributor under each Distribution Agreement relate to the sale of the Fund's shares. These services are separate from those provided by the Distributor in its capacity as sub-administrator to Rightime Administrators, Inc., such as receiving and responding to shareholder inquiries, assisting each Fund with tax returns, proxy statements, and other services not undertaken to distribute shares.

     Commissions for distribution of Fund shares and other compensation received by Lincoln Investment Planning during the Fund's fiscal years ended October 31, 1996, 1995, and 1994:



                                                Distributor
                          Net Underwriting      Compensation
     Total Underwriting    Commissions to       on Redemption
        Commissions          Distributor        and Repurchases    Brokerage Commissions    Other Compensation
1994     1,286,060*          1,286,060                -0-                    -0-                     -0-
1995     1,091,389*          1,091,389                -0-                    -0-                     -0-
1996     1,236,367*          1,236,367                -0-                    -0-                     -0-

*     Does not include nominal amounts paid to Lincoln Investment
Planning by investment companies whose shares are purchased by The
Rightime Fund to compensate Lincoln Investment Planning for shareholder servicing and/or distribution activities on behalf of such companies.




                           DISTRIBUTION PLAN



     Pursuant to each Fund's 12b-1 Distribution Plan, each Fund may incur distribution costs which may not exceed: .50% per annum of The Rightime Fund's net assets and .25% per annum for each of The Rightime Blue Chip Fund's, The Rightime Social Awareness Fund's and The Rightime MidCap Fund's net assets for payments to the Distributor or others for items such as advertising expenses, selling expenses, commissions or travel reasonably intended to result in sales of shares of the Fund. The 12b-1 Distribution Plan for each Fund also provides that each Fund may incur a shareholder servicing fee of .25% per annum of the Fund's net assets which is paid to the Distributor or others for ongoing servicing and/or maintenance of shareholder accounts.



     During the most recent fiscal year, the distribution expenses paid by the Funds were as follows: The Rightime Fund $830,865; The Rightime Government Securities Fund $0; The Rightime Blue Chip Fund $680,260; The Rightime Social Awareness Fund $20,407; and The Rightime MidCap Fund
$198,202.   The shareholder servicing expenses paid by the Series of the
Fund were as follows: The Rightime Fund $415,432; The Rightime Government Securities Fund $36,078; The Rightime Blue Chip Fund $680,260; The Rightime Social Awareness Fund $20,407; and The Rightime MidCap Fund $198,202.

     The following table sets forth the distribution and shareholder servicing expenses paid on behalf of each series by the Distributor during the most recent fiscal year ended October 31. The excess costs incurred over payments received from the Funds pursuant to each Fund's 12b-1 Distribution Plan were paid by the Distributor from its own resources and will not be reimbursed by the Fund.

                                                           1996
The Rightime Fund
Commissions to Salesmen                                 $682,692
Administration Staff                                     113,040
Advertising & Printing                                    25,520
Miscellaneous Selling Expenses                           100,039
Office Expenses                                           91,860
Professional Services                                     31,142

The Rightime Government Securities Fund
Commissions to Salesmen                                 $ 61,786
Administration Staff                                      10,231
Advertising & Printing                                     2,310
Miscellaneous Selling Expenses                             9,054
Office Expenses                                            8,314
Professional Services                                      2,819

The Rightime Blue Chip Fund
Commissions to Salesmen                               $1,106,900
Administration Staff                                     183,280
Advertising & Printing                                    41,378
Miscellaneous Selling Expenses                           162,201
Office Expenses                                          148,940
Professional Services                                     50,494

The Rightime Social Awareness Fund
Commissions to Salesmen                                  $33,659
Administration Staff                                       5,573
Advertising & Printing                                     1,258
Miscellaneous Selling Expenses                             4,932
Office Expenses                                            4,529
Professional Services                                      1,535

The Rightime MidCap Fund                                   1996
Commissions to Salesmen                                 $326,197
Administration Staff                                      54,012
Advertising & Printing                                    12,194
Miscellaneous Selling Expense                             47,800
Office Expense                                            43,892
Professional Services                                     14,880


                    ALLOCATION OF PORTFOLIO BROKERAGE

     The Advisor, in effecting the purchases and sales of portfolio securities for the account of each Fund, will seek execution of trades either: (i) at the most favorable and competitive rate of commission charged by any broker, dealer or member of an exchange; or (ii) at a higher rate of commission charges if reasonable in relation to brokerage and research services provided to the Fund or the Advisor by such member, broker, or dealer. Such services may include, but are not limited to, any one or more of the following: Information as to the availability of securities for purchase or sale; statistical or factual information or opinions pertaining to investments. The Advisor may use research and services provided to it by brokers and dealers in servicing all its clients, however, not all such services will be used by the Advisor in connection with the Fund. Portfolio orders may be placed with affiliated broker-dealers, and in such case, the affiliated broker-dealers will receive brokerage commissions. However, portfolio orders will be placed with the affiliated broker-dealers only where the price being charged and the services being provided compare favorably with those which would be charged to the Fund by non-affiliated broker-dealers, and with those charged by the affiliated broker to other unaffiliated customers, on transactions of a like size and nature. Brokerage may also be allocated to dealers in consideration of Fund share distribution but only when execution and price are comparable to that offered by other brokers. The Fund follows the standards of SEC Rule 17e-1 under the Investment Company Act of 1940 which requires that the commission paid to the Distributor must be reasonable and fair compared to the commissions, fees or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time.

     For the Fund's last three fiscal years ended October 31, none of the Fund's aggregate brokerage commissions were paid to Lincoln
Investment Planning, Inc. and for the same periods, none of the Fund's aggregate amount of portfolio transactions (purchases and sales) were effected by Lincoln Investment Planning, Inc.

     The Advisor is responsible for making the Fund's portfolio decisions subject to instructions described in the prospectus. The Board of Directors may however impose limitations on the allocation of portfolio brokerage.



     The Fund expects that purchases and sales of portfolio money market securities will be principal transactions. Such securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There will usually be no brokerage commissions paid by the Fund for such purchases. Purchases from the underwriters will include the underwriter commission or concession and purchases from dealers serving as market makers will include the spread between the bid and asked price.


                            TRANSFER AGENT




     Lincoln Investment Planning, Inc. serves as transfer agent, dividend disbursing agent and redemption agent for redemptions pursuant to a Transfer and Dividend Disbursing Agency Agreement approved by the shareholders of The Rightime Fund, Inc. at a meeting held for such purpose on October 23, 1986. The agreement is subject to annual renewal by the Board of Directors of the Fund, including the directors who are not interested persons of the Fund or of the Transfer Agent. Pursuant to the agreement, as amended and approved by the Board of Directors, the Transfer Agent receives a fee calculated at an annual rate of $15.00 per shareholder account and will be reimbursed out-of-pocket expenses incurred on the Fund's behalf.





     The Transfer Agent acts as paying agent for all Fund expenses and provides all the necessary facilities, equipment and personnel to perform the usual or ordinary services of Transfer and Dividend Paying Agent, including: receiving and processing orders and payments for purchases of shares, opening stockholder accounts, preparing annual stockholder meeting lists, mailing proxy material, receiving and tabulating proxies, mailing stockholder reports and prospectuses, withholding certain taxes on nonresident alien accounts, disbursing income dividends and capital distributions, preparing and filing U.S. Treasury Department Form 1099 (or equivalent) for all stockholders, preparing and mailing confirmation forms to stockholders for all purposes and redemption of the Fund's shares and all other confirmable transactions in stockholders' accounts, recording reinvestment of dividends and distributions of the Fund's shares and causing redemption of shares for and disbursements of proceeds to withdrawal plan stockholders. The Transfer Agent may contract with other parties to provide services under the agreement. Pursuant to this authority, the Transfer Agent has entered into an agreement under which DST Systems Inc. and its subsidiaries provide computer services and the printing and distribution of confirmations and tax forms.


                          PURCHASE OF SHARES





     The shares of the Fund are continuously offered by the Distributor. Orders for the purchase of shares of the Fund received by the Distributor prior to the close of regular trading on any day the New York Stock Exchange ("NYSE") is open for trading will be confirmed at the offering price next determined (based upon the sales charges and valuation procedures described in the Prospectus) as of the close of regular trading of the NYSE on that day. The New York Stock Exchange is scheduled to be open Monday through Friday throughout the year except for New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. Orders received by the Distributor after the close of regular trading of the NYSE will be confirmed at the next day's price. It is the responsibility of dealers to transmit orders received by them promptly to the Distributor.

     Purchases of The Rightime Government Securities Fund, The Rightime Blue Chip Fund, The Rightime Social Awareness Fund, and The Rightime MidCap Fund of $50,000 or more at offering price carry reduced sales loads as shown in the table below and may include a series of purchases over a 13-month period under a Letter of Intention signed by a purchaser. The sales loads set forth below are applicable to purchases made at one time by an individual; or an individual, his or her spouse and their children under the age of 21; or a trustee or other fiduciary of a single trust estate or single fiduciary account (including an employee benefit plan qualified under Section 401 of the Internal Revenue Code). For purchases of $2 million or more, there is no sales charge.





                                        Sales Load
                                          as % of
                                         Offering          Amount              Dealer's
       Amount of Purchase                 Price           Invested            Concession*
Less than $50,000                         4.75%             4.99%               4.25%
$50,000 but under $100,000                3.75              3.90                3.35
$100,000 but under $500,000               2.75              2.83                2.45
$500,000 but under $1,000,000             1.75              1.80                1.55
$1,000,000 but under $2,000,000            .75               .76                 .65

For purchases of $2 million or more there is no sales load.






*In some circumstances, the Distributor may allow a larger percentage of the sales load to dealers. Such dealers may have additional responsibilities under the federal securities laws









The Fund must be notified when a sale takes place which would qualify for the reduced sales charge on the basis of previous purchases and current purchases. The reduced sales charge will be granted upon confirmation of the shareholder's holdings by the Fund.

     Officers, directors and employees, and any pension, profit-sharing or qualified retirement plan of The Rightime Fund, Inc., Rightime Econometrics, Inc. and Lincoln Investment Planning, Inc., and registered representatives of dealers who have entered into dealers agreements with the Distributor, may purchase shares of the Funds at the net asset value per share. Certain family members of any such individual and their spouses identified above, and certain trusts, pension, profit-sharing or qualified retirement plan for the sole benefit of such persons may purchase shares of the Fund at the net asset value per share. (See "Waivers of Sales Loads" within "How to Purchase Shares" of the Prospectus.)

     Letter of Intent: The above table is also applicable to the aggregate amount of purchases made by any such purchaser previously enumerated within a 13-month period pursuant to a written Letter of Intent provided by the Distributor, and not legally binding on the signer or the Fund, which includes provisions for a price adjustment, depending upon the actual amount purchased within such period, and which provides for the holding in escrow by the Distributor of 5% of the total amount intended to be purchased until such purchase is completed within the 13-month period. If the intended investment is not completed, the purchaser will be asked to pay an amount equal to the difference between the sales load on the shares purchased at the reduced rate and the sales load otherwise applicable to the total shares purchased. If such payment is not made within 20 days following the expiration of the 13-month period, the Distributor will surrender an appropriate number of the escrowed shares for redemption in order to realize the difference. Such purchasers may include the value (at offering price at the level designated in their Letter of Intent) of all their shares of the Fund previously purchased and still held as of the date of their Letter of Intent toward the completion of such Letter.

     Right of Accumulation: The reduced sales load is applicable to any subsequent purchases of shares of the Fund, by any such purchaser where the aggregate investment in the Funds by such purchaser is $50,000 or more. The Right of Accumulation is applicable to purchases made at any one time by an individual; or an individual, his or her spouse and their children under the age of 21; or a trustee or other fiduciary of a single trust estate or single fiduciary account (including an employee benefit plan qualified under Section 401 of the Internal Revenue Code).





Tax-Sheltered Retirement Plans

     Shares of the Funds are available to all types of tax-deferred retirement plans including custodial accounts described in Section 403(b)(7) of the Internal Revenue Code. Qualified investors benefit from the tax-free compounding of income dividends and capital gains distributions. You can transfer an existing plan into the Fund or set up a new plan in the manner described below.





     Individual Retirement Accounts (IRA) -- Individuals, who are not active participants (and, when a joint return is filed, who do not have a spouse who is an active participant) in an employer maintained retirement plan are eligible to contribute on a deductible basis to an IRA account. The IRA deduction is also available for individual taxpayers and married couples with adjusted gross incomes not in excess of certain specified limits. All individuals may make nondeductible IRA contributions to a separate account to the extent that they are not eligible for a deductible contribution. Income earned by an IRA account is tax deferred. Special IRA programs called SEP-IRAs (Simplified Employee Pension-IRA) and SIMPLE-IRAs (Savings Incentive Match Plan for Employees-IRA) are also available under which employees may set up IRA accounts, into which employers can make contributions in lieu of establishing retirement plans for such employees. SEP-IRAs and SIMPLE-IRAs can free employers of many of the recordkeeping requirements of establishing and maintaining a retirement plan trust.

     If you have received a lump sum distribution from another qualified retirement plan, you may rollover all or part of that distribution into an IRA. Your rollover contribution is not subject to the limits on annual IRA contributions. By acting within applicable time limits of the lump sum distribution you can continue to defer Federal income taxes on your lump sum contribution and on any income that is earned on that contribution.





     KEOGH Plans for Self-Employed -- If you are a self-employed individual, you may establish a Self-Employed Retirement (KEOGH) Plan and contribute up to the maximum amounts permitted for your plan under current tax laws. Under a Defined Benefit KEOGH Plan, you may establish a program with a specific amount of retirement income as your objective. The annual contributions needed to achieve this goal are calculated actuarially and can sometimes exceed the tax-deductible contributions allowed under a regular KEOGH Plan.

     Tax-Sheltered Custodial Accounts -- If you are an employee of a public school, state college or university, or an employee of a non-profit organization exempt from tax under Section 501(c)(3) of the Internal Revenue Code, you may be eligible to make contributions into a custodial account (pursuant to section 403(b)(7) of the IRC) which invests in Fund shares. Such contributions, to the extent that they do not exceed certain limits, are excludable from the gross income of the employee for federal income tax purposes.

     Other Retirement, Savings, and Deferred Compensation Plans -- Our Investment Advisor and Distributor make available, through their affiliates, a full range of consulting and plan administrative services, on a fee basis. Information is available to explain and assist you with the establishment of various types of corporate retirement plans, education and charitable organizations deferred compensation plans, thrift and savings plans. Also available are automated recordkeeping and actuarial services for tax-sheltered plan sponsors which fulfill all appropriate accounting and recordkeeping requirements. These services can also accommodate so called "split-funding" options where plan assets may be invested in various investments in addition to the Fund.

     How to establish Retirement Accounts -- All the foregoing retirement plan options require special applications or plan documents. Please call us to obtain information regarding the establishing of retirement plan accounts. CoreStates Bank NA acts as the plan custodian for retirement plan accounts with the Fund, and charges nominal fees in connection with plan establishment and maintenance. These fees are detailed in the plan documents. You may wish to consult with your attorney or other tax advisor for specific advice prior to establishing a plan.





Systematic Withdrawal Plan

     You can arrange to make systematic cash withdrawals from your account monthly, quarterly or annually. Your account, initially, must be at least $5,000 in order to establish this service, although the withdrawals may continue even though your account subsequently drops below $5,000. Each payment must be for an amount not less than $25. If the periodic amount you elect to withdraw is more than the increase in the value of any income or gains in your account, the withdrawals can deplete the value of your account. If the withdrawals are to be sent to someone who is not a registered owner of the shares, a signature guarantee is required on your application for this service. The Fund bears the cost of providing this plan at the present time. Please contact the Fund to obtain information about establishing a systematic withdrawal plan.





In-Kind Redemptions

     To comply with certain state securities regulations, the Fund has undertaken that any portfolio securities issued in an in-kind redemption will be readily marketable securities.


                   DIVIDENDS, DISTRIBUTION AND TAXES





     The Funds' investments in options and futures contracts are subject to many complex and special tax rules. For example, over-the-counter options on debt and equity securities will generally produce a long-term or short-term capital gain or loss upon exercise, lapse, or closing out of the option or sale of the underlying stock or security. By contrast, the Fund's positions in put or call options (including options it has written as well as options it has purchased) which are "listed" (traded on or subject to the rules of a qualified board of Exchange) and which include non-equity options, regulated futures contracts and options on futures contracts will be required to be "marked to market" at the end of the Fund's fiscal year -- that is, treated as closed out or sold at their fair market value -- for Federal income tax purposes. This means that the unrealized appreciation or depreciation in such positions will be treated as having been realized on that date. Sixty percent of such gain or loss and sixty percent of any gain or loss from the actual closing out or exercise of such positions, will be treated as long-term capital gain or loss and the remainder will be treated as short-term capital gain or loss. In addition, on the stipulated expiration date sixty percent of any gain realized on the expiration of a listed option which the Fund has written and sixty percent of any loss realized on the expiration of such an option it has purchased will also be treated as long-term capital gain or loss, as the case may be, and the balance as short-term capital gain or loss.





     Section 1092 of the Code may affect the taxation of options on securities, futures contracts and options on futures contracts. Section 1092 defines a "straddle" as offsetting positions with respect to personal property. A position in personal property is generally defined as any interest, including an option, in personal property. A position in personal property, therefore, includes a debt security and an option written on, or a futures contract to sell, a debt security. Section 1092 generally provides that in the case of a straddle, any loss from the disposition of a position in the straddle can be deducted only to the extent that the loss exceeds the unrealized gains on any offsetting straddle position. For example, if the Fund enters into a straddle consisting of a U.S. Treasury bond and a purchased put with respect to such bond, any loss realized from a closing purchase transaction with respect to the put can be recognized only to the extent that such loss exceeds any unrealized gain on the underlying bond. Section 1092 also provides that "wash sale" rules are applicable to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period as are "short sale" rules which could (i) eliminate or stop the Fund's holding period in a security, and (ii) convert losses arising from the disposition of an option or futures position from short-term to long-term when a hypothetical sale of the underlying security on the date of entry into the option or futures position would have given rise to a long-term capital gain. Management will manage the Fund so as to take into account Section 1092 and IRS regulations thereunder. However, the Fund's ability to obtain a high current income may, under certain circumstances, be adversely affected.

     If such a put or call option or futures contract is part of a "mixed straddle," as defined in the Code, however, the Fund may be able to make an election under Section 1256(d) of the Code under which the mark to market and 60/40 rules and the straddle rules of Section 1092 will be inapplicable in whole or in part to positions within the straddle. If a Section 1256(d) election is made and a call or put option the Fund has written lapses, the Fund will recognize a short-term capital gain for Federal income tax purposes. If a call option the Fund has written is exercised and the Fund makes such an election, the Fund will realize a capital gain or loss (long-term or short-term, depending on the Fund's holding period in the underlying security) from the sale of the underlying security and the proceeds from such sale will be increased by the premium originally received. Also, in such case, if a put option which the Fund has written is exercised, the amount of the premium originally received will reduce the cost of the security which the Fund purchases upon exercise of the option. If the Fund terminates its obligation under an option it has written by entering a closing purchase transaction and it makes such an election it will recognize a short-term gain or loss measured by the difference between the price it has to pay to close the option position and the premium it received for writing the option. This election would also apply to options purchased and futures contracts entered into by the Fund. A Section 1256(d) election could result in an increase in distributions or ordinary income (relative to long-term capital gains) to shareholders.

     In the case of another election the Fund may make, the Fund may set up one or more mixed straddle accounts comprising all or some positions held by the Fund that are required to be "marked to market" as described above (called "Section 1256 contracts"), and all positions offsetting such positions. In such a case, the Fund will mark each such position to market on a daily basis, compute the net Section 1256 contract gain or loss and net non-Section 1256 contract gain or loss for the account, and the "daily account net gain or loss" for each account. Any daily account net gain or loss attributable to a net non-Section 1256 gain or loss will be treated as short-term and any daily account net gain or loss attributable to net Section 1256 contract gain or loss will be treated as sixty percent long-term capital gain or loss, and forty percent short-term capital gain or loss, with corresponding basis adjustments. Such daily account net gains and losses will be netted on an annual basis as will the annual account net gains and losses for all mixed straddle accounts; however, no more than fifty percent of the total annual account net gain for a taxable year shall be treated as long-term capital gain, and no more than forty percent of the total annual account net loss for a taxable year shall be treated as short-term capital loss.

     Yet a third election the Fund may make would enable it to identify separately those mixed straddles with respect to which it chooses to offset gains and losses before applying "60/40 treatment" to the net amount of any gains or losses attributable to Section 1256 contracts.





     Section 1233 of the Code provides generally for the gain and loss consequences of short sales. Such gains and losses are capital gains and losses to the extent the property used to close the short sale constitutes a capital asset of the Fund (which will always be the case under the Fund's method of investment). Section 1233 establishes those rules for determining holding period of securities involved in short sales and whether the capital gain or loss on short sales is long term and short term. Under Rule one, if at the time of a short sale, the Fund has not held short term securities "substantially identical" to the securities sold short [for a period longer than the short time holding period], then any gain realized on the closing on the short sale is short term regardless of the length of time the sale was open or the period for which the securities used to close the sale were held. Rule two provides that the holding period of any securities "substantially identical" to the securities sold short, which were held short term at the time of the short sale or required thereafter and before its closing, begins on the earlier of: (a) the date the short sale is closed; and (b) the date such other acquired securities are sold or otherwise disposed of. Rule one applies only to the extent gain is realized; Rule two applies in gain or loss situations. Rule three provides that when at the time of a short sale the Fund holds securities long term which are "substantially identical" to those sold short, any loss resulting from the closing of the short sale is a long term loss regardless of the holding period of the securities used to close the short sale. Rules one and three apply only to the extent the securities used to close the transaction are not in excess of the substantially identical securities in the order of acquisition and only to the extent they do not exceed the quantity sold short. The term "substantially identical" in the case of securities has the same meaning as in Section 1091 of the Code dealing with "wash sales".





     A holder of a zero coupon Treasury security will receive no cash payment of interest prior to maturity; it will, under recent tax legislation, be required for federal income taxes purposes to include an imputed amount of interest income on its investment income calculations each year a particular zero coupon Treasury security is held. In general, this income computation will be based upon the "effective interest" method of calculation. This method results in the reporting of income in increasing amounts each year and in reduced net investment income on a present value basis when compared to the (former) "straight-line" method. The straight-line computation of interest simply allocates the total discount equally over all periods during which the obligation will exist.

     Since it is the Fund's policy to meet the requirements of Subchapter M of the Internal Revenue Code of 1986, and accordingly distribute to its shareholders at least 90% of the income, the Fund may be required to pay out as a dividend each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions will be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary. If a distribution of cash necessitates the liquidation of portfolio securities, the Investment Advisor will select which securities to sell. The Fund may realize a gain or loss from such sales. In the event the Fund realizes net capital gain from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.



                   OFFICERS AND DIRECTORS OF THE FUND


                                Position and Office                      Principal Occupation
Name, Address and Age             with the Fund                           During Past Five Years


David J. Rights*                Chairman of the Board,                     President of
1095 Rydal Road                  President, and                            Rightime, Econometrics, Inc. a
Rydal, PA 19046                  Treasurer                                 registered investment advisor;President and
Age 51 PA                                                                  Treasurer of Rightime Administrators;
                                                                           President of RTE Securities, Inc. a
                                                                           registered broker-dealer; and
                                                                           Consultant to Lincoln Investment Planning,
                                                                           Inc., a registered investment advisor and
                                                                           broker dealer.


Edward S. Forst Sr.            Director, Vice-                             Chairman of the Board, Lincoln Investment
218 Glenside Avenue            President and                               Planning Inc., a registered investment
Wyncote, PA 19095-1595         Secretary                                   advisor and broker
Age 70                                                                     dealer; Vice
                                                                           President and Secretary of Rightime
                                                                           Administrators.


Francis X. Barrett             Director                                    Director and Member of the Finance and
3121 Kutztown Road                                                         Pension Committee, Sacred Heart Hospital;
Reading, PA  19605                                                         Formerly, Executive Director, National
Age 71                                                                     Catholic Education Association; and Pastor,
                                                                           Church of Holy Guardian Angels, Reading, PA

Dr. Winifred L. Tillery        Director                                    Superintendent of Schools, Camden County, New
744 Amsterdam Road                                                         Jersey; Formerly, Director, Division of
Mt. Laurel, NJ  08054                                                      Direct Services, NJ Dept. of Education; and
Age 64                                                                     Executive Director for Special Education for
                                                                           the Philadelphia School District


Dr. Carol A. Wacker            Director                                    Formerly, Assistant Superintendent for
1659 Landquist Dr.                                                         Senior High Schools, the Philadelphia School
Encinitas, CA  92024                                                       District.
Age 63



The officers conduct and supervise the daily business operations of the Fund, while the directors, in addition to functions set forth under "Advisor," "Administrator" and "Distributor" review such actions and decide on general policy. Compensation to officers and directors of the Fund who are affiliated with the Administrator, the Investment Advisor or the Distributor is paid by the Administrator, the Investment Advisor or the Distributor, respectively, and not by the Fund. Directors receive a $7,000 annual retainer and $1,250 per board of directors meeting attended and are reimbursed for expenses incurred in connection with attendance at such meetings. Directors who are members of the audit committee receive $1,250 per audit committee meeting if such meeting is held separately from a board meeting. During the most recent fiscal year, there were four meetings of the board of directors, and two separate meetings of the audit committee. The Fund has adopted a Code of Ethics which governs when and how securities investment personnel may engage in personal securities transactions.

The officers and directors of The Rightime Fund, Inc. do not, individually or as a group, beneficially own more than 1% of any of the Funds.

                                                                                           (5)
                                                              (3)                         Total
                                                           Pension or                  Compensation
                                                           Retirement         (4)         From
                                          (2)               Benefits       Estimated   Registrant
                                       Aggregate           Accrued As       Annual      and Fund
                                      Compensation          Part of        Benefits      Complex
        (1)                              from                Fund            Upon        Paid to
Name of Person, Position              Registrant           Expenses       Retirement    Directors

David J. Rights, Director*                $0                 None            None         None
Edward S. Forst, Sr., Director*           $0                 None            None         None
Francis X. Barrett, Director            $14,500              None            None        $14,500
Dr. Winifred L. Tillery, Director       $14,500              None            None        $14,500
Dr. Carol A. Wacker, Director           $14,500              None            None        $14,500


* "Interested" person as defined in the Investment Company Act of 1940 (the "1940 Act").



                           GENERAL INFORMATION

Audits and Reports

     The accounts of The Rightime Fund, Inc., are audited each year by Tait, Weller & Baker of Philadelphia, PA, independent certified public accountants. Shareholders receive semiannual and annual reports of the Fund including the annual audited financial statements and a list of securities owned.



Custodian

     The Fund has retained CoreStates Bank, NA, Philadelphia,
Pennsylvania to act as custodian of the securities and cash of each series of the Fund.

                              PERFORMANCE

     Current yield and total return may be quoted in advertisements, shareholder reports or other communications to shareholders. Occasionally, the Fund may include its distribution rate in sales literature. Yield is the ratio of income per share derived from the Fund's portfolio investments to a current maximum offering price expressed in terms of percent. The yield is quoted on the basis of earnings after expenses have been deducted. Total return is the total of all income and capital gains paid to shareholders, assuming reinvestment of all distributions, plus (or minus) the change in the value of the original investment, expressed as a percentage of the purchase price. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price.

     Securities and Exchange Commission rules require the use of standardized performance quotations or, alternatively, that every non-standardized performance quotation furnished by the Fund be accompanied by certain standardized performance information computed as required by the Commission. Current yield and total return quotations used by the Fund are based on the standardized methods of computing performance mandated by the Commission. An explanation of those and other methods used by the Fund to compute or express performance follows:






     The yield for The Rightime Government Securities Fund for the 30-day period ended on the date of the audited financial statements contained herein was 2.01%.






     As indicated below, current yield is determined by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period and analyzing the result. Expenses accrued for the period include any fees charged to all shareholders during the 30-day base period. According to the SEC formula:






               Yield = 2 [( a-b + 1)6-1]
                         cd






where

a =     dividends and interest earned during the period.
b =     expenses accrued for the period (net of reimbursements).
c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

d = the maximum offering price per share on the last day of the period.


          The average annual total return for each Fund for the indicated period ended on the date of the balance sheet contained herein is as follows:

                       One Year             Five Year           Ten Year           Since Fund's
Fund Name               Period               Period              Period             Inception






The Rightime Fund        8.96%               10.40%              10.00%               11.48%

The Rightime Government
Securities Fund         (3.33)%               3.61%                 --                 4.42%

The Rightime Blue
Chip Fund                6.92%                9.59%                 --                 9.29%

The Rightime Social
Awareness Fund           8.23%               10.25%                 --                 8.23%

The Rightime MidCap
Fund                     4.46%                  --                  --                 9.64%


          As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and analyzing the result. The calculation assumes the maximum sales load is deducted from the initial $1,000 purchase order and that all dividends and distributions are reinvested at the net asset value on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each one, five and ten year period or since inception and the deduction of all applicable charges and fees. According to the SEC formula:





                          n
                    P(1+T)  = ERV

where:

P     =     a hypothetical initial payment of $1,000

T     =     average annual total return

n     =     number of years

ERV   =     ending redeemable value of a hypothetical $1,000 payment
            made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods (or fractional portion thereof).

          Sales literature pertaining to the Fund may quote a distribution rate in addition to the yield or total return. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price. The distribution rate differs from the yield because it measures what the Fund paid to shareholders rather than what the Fund earned from investments. It also differs from the yield because it may include dividends paid from premium income from option writing, if applicable, and short-term capital gains in addition to dividends from investment income. Under certain circumstances, such as when there has been a change in the amount of dividend payout, or a fundamental change in investment policies, it might be appropriate to annualize the distributions paid over the period such policies were in effect, rather than using the distributions paid during the past twelve months.

          With respect to those categories of investors who are permitted to purchase shares of the Fund at net asset value, sales literature pertaining to the Fund may quote a "Current Return for Net Asset Value Investments." This rate is computed by adding the income dividends paid by the Fund during the last twelve months and dividing that sum by a current net asset value. Figures for compound yield, total return and other measures of performance for Net Asset Value Investments may also be quoted. These will be derived as described elsewhere in this Statement with the substitution of net asset value for public offering price.

          Sales literature referring to the use of the Fund(s) as a potential investment for Individual Retirement Accounts (IRAs), and other tax-advantaged retirement plans may quote a total return based upon compounding of dividends on which it is presumed no federal income tax applies.

          Regardless of the method used, past performance is not necessarily indicative of future results, but is an indication of the return to shareholders only for the limited historical period used.

Comparisons and Advertisements

          To help investors better evaluate how an investment in the Fund(s) might satisfy their investment objective, advertisements regarding the Fund(s) may discuss yield or total return for the Fund(s) as reported by various financial publications. Advertisements may also compare yield or total return to yield or total return as reported by other investments, indices, and averages. The following publications, indices, and averages may be used:

          a) Dow Jones Composite Average or its component averages - an unmanaged index composed of 30 blue-chip industrial corporation stocks (Dow Jones Industrial Average), 15 utilities company stocks (Dow Jones Utilities Average), and 20 transportation company stocks. Comparisons of performance assume reinvestment of dividends.

          b)  Standard & Poor's 500 Stock Index or its component indices
- an unmanaged index composed of 400 industrial stocks, 40 financial stocks, 40 utilities stocks, and 20 transportation stocks. Comparisons of performance assume reinvestment of dividends.

          c) Standard & Poor's MidCap 400 Index - an unmanaged index composed of 400 domestic and Canadian stocks which measures the mid-range sector of the U.S. stock market.

          d)  The New York Stock Exchange composite or component indices
- unmanaged indices of all industrial, utilities, transportation, and finance stocks listed on the New York Stock Exchange.

          e) Lipper - Mutual Fund Performance Analysis, Lipper Fixed Income Analysis, and Lipper Mutual Fund Indices - measures total return and average current yield for the mutual fund industry. Ranks individual mutual fund performance over specified time periods assuming reinvestment of all distributions, exclusive of sales charges.

          f) The Ryan composite or component indices - unmanaged indices of U.S. government securities as published in Barron's and other publications.

          g) Donoghue money market fund indices - unmanaged indices of money market funds as published in Barron's and other publications.

          h)  CDA Mutual Fund Report, published by CDA Investment
Technologies, Inc. - analyzes price, current yields, risk, total return, and average rate of return (average annual compounded growth rate) over specified time periods for the mutual fund industry.

          i)  Weisenberger - Mutual Funds Panorama, Weisenberger
Investment Companies, published by Warren, Gorham & Lamont, Inc. - Lists distributions, price and fund privileges; measures performance over varying time period, calculates yield and lists expense ratios.

          j) Mutual Fund Values and Mutual Fund Source Book, published by Morningstar, Inc. - Lists fund assets, portfolio composition, annual total return, portfolio statistics, income and expense ratios, risk statistics and ranks funds by objective. Provides statistics on the mutual fund industry.

          k) Financial publications such as Business Week, Changing Times, Financial World, Forbes, Fortune, Money Magazine, Wall Street Journal, Barron's et al. which rate fund performance over various time periods.

          l) Consumer Price Index (or Cost of Living Index), published by the U.S. Bureau of Labor Statistics - a statistical measure of change, over time, in the price of goods and services, in major expenditure groups.

          In assessing such comparisons of yield, return, or volatility, an investor should keep in mind that the composition of the investments in the reported indices and averages is not identical to the Fund's portfolio, that the averages are generally unmanaged, and that the items included in the calculations of such averages may not be identical to the formula used by the Fund to calculate its figures. In addition there can be no assurance that the Fund will continue this performance as compared to such other averages.


                          FINANCIAL STATEMENTS

     The Rightime Fund Inc.'s financial statements are contained in its annual report to shareholders dated October 31, 1996, which is available without charge upon request, and is incorporated herein by reference.



ADMINISTRATOR
Rightime Administrators Inc.
218 Glenside Avenue
Wyncote, PA  19095-1594





INVESTMENT ADVISOR
Rightime Econometrics, Inc.
1095 Rydal Road
Rydal, PA 19046-1711

DISTRIBUTOR
Lincoln Investment Planning, Inc.
218 Glenside Avenue
Wyncote, PA  19095-1595

CUSTODIAN
CoreStates Bank, NA
Broad and Chestnuts Streets
Philadelphia, PA  19101-7618

TRANSFER AGENT
Lincoln Investment Planning, Inc.
218 Glenside Avenue
Wyncote, PA  19095-1594

MAILING ADDRESS:
Rightime Fund Quick Mail
P.O. Box 13813
Philadelphia, PA 19101-3813






LEGAL COUNSEL
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098






AUDITORS
Tait, Weller & Baker
Two Penn Center Plaza
Philadelphia, PA  19102-1544





1* "Interested" person as defined in the Investment Company Act of 1940
(the "1940 Act").January 1, 1990   12:00 am




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